Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL RELEASE (“Agreement”) dated as of October 25, 2019 is made and entered into by and between John Price, an individual and resident of the State of Colorado (“Executive”) and SCWorx Corp., a Delaware corporation with its principal place of business at 590 Madison Avenue, New York, NY 10022 (“Worx”). Executive and Worx are sometimes referred to individually herein as a “Party,” and together herein as the “Parties.”

RECITALS

WHEREAS, Executive and Worx are parties to an Executive Employment Agreement dated as of February 1, 2019 (the “Employment Agreement”), which provides for the Executive’s employment with Worx on the terms and conditions specified therein (terms that appear in initial capital form in this Agreement and which are not otherwise defined herein have the meaning set forth in the Employment Agreement);

WHEREAS, the Parties wish to amicably conclude Executive’s employment with Worx and have agreed that the Executive’s employment with Worx would be deemed terminated without Cause effective October 25, 2019 (the “End Date”) pursuant to the terms of this Agreement.

NOW, THERFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.                  Termination of Employment; Transition Assistance.

(a)               The Company and the Executive agree that the Executive’s employment with Worx shall be deemed terminated without Cause effective as of the End Date. Following the End Date, Executive will have no further employment duties or responsibilities to Worx and no further authority to act on its behalf. Effective as of the End Date, except as specifically provided herein, the Employment Agreement is terminated and of no further force or effect, and Executive hereby releases any claims to the contrary.

(b)               For a period of ninety (90) days after the End Date, in partial consideration of the releases from Worx as provided in Section 4 below, Executive will make himself available telephonically to Worx as reasonably required by Worx to assist a qualified successor chief financial officer to assume the Executive’s prior duties, as the same were carried out by the Executive under the Employment Agreement (“Transition Assistance”).

2.                  Settlement Payments.

(a)               There is a bona fide dispute between the Parties about whether Executive has any right to receive any additional payments or benefits which would be payable upon termination of his employment by Worx without Cause pursuant to Section 8.3 of the Employment Agreement, including without limitation (i) the issuance of 400,000 shares of Worx common stock underlying the 400,000 RSUs issued to Executive under the Plan on February 13, 2019, (ii) payment of the Executive’s Base Salary for six (6) months following the End Date, and (iii) the payment of fifty percent (50%) of Executive’s target bonus for 2019. In complete and final settlement of this dispute, in addition to the other covenants of the Parties herein, Worx agrees as follows:

(i)                 After the Effective Date as defined below, to continue to pay Executive, or cause Executive to be paid, an adjusted annual salary of $150,000 for period of ninety (90) days after the End Date in accordance with Worx customary payroll practices; and

(ii)              To issue and deliver to Executive 75,000 shares of restricted Worx common stock under the Alliance MMA Second Amended and Restated 2016 Equity Incentive Plan (the “Restricted Shares”) of which (i) twenty-five thousand (25,000) shares of which will be issued on the second trading day immediately following the filing by Worx of its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2019 and (ii) the remainder of which will be issued on January 2, 2020. Other than as expressly set forth in this Section 2(a), the Restricted Shares shall be subject only to restrictions on sale and transfer imposed under applicable securities laws. Worx covenants that the Restricted Shares shall be deemed included in the registration statement filed by Worx on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) on September 17, 2019 (the “S-8”) and that such registration statement will be maintained effective until such shares are freely tradable without any restrictions on volume or information requirements required by the Securities Act.

(b)               The Executive covenants that the Restricted Shares will be sold only consistent with the covenants set forth in this Section 2(b). Accordingly, upon vesting the Executive shall be permitted to sell a number of Restricted Shares sufficient to satisfy the Executive’s estimated federal, state and local income tax liability attributable to the vesting of the Restricted Shares computed on the basis of the highest marginal rate applicable to individuals on ordinary income for residents of the State of Colorado; provided that any such sale shall comply with all applicable securities laws. Thereafter, the Executive shall be permitted to sell the remainder of the then vested Restricted Shares in an amount equal to ten percent (10%) of the average weekly trading volume of the Worx common stock over the thirty (30) trading days preceding the date of the sale of Restricted Shares by the Executive.

(c)               Section 409A. The payments made under this Agreement are intended to comply with section 409A of the Internal Revenue Code of 1986, as amended, and applicable guidance issued thereunder (“Section 409A”). Payments made under this Agreement will be interpreted and construed, to the extent possible, to be distributed in the short-term deferral period, as defined under Treasury Regulation section 1.409A-1(b)(4), or the separation pay exemption, as provided in Treasury Regulation section 1.409A-1(b)(9). For purposes of this Agreement, the phrase “Separation Date” means the date in which Executive’s “separation from service,” as defined in Treasury Regulation section 1.409A-1(h), occurred. For purposes of this Agreement, each payment made, and benefits provided under this Agreement is hereby designated as a separate payment and will not collectively be treated as a single payment, as provided in Treasury Regulation section 1.409A-2(b)(2)(iii).

(d)               COBRA Premiums. If Executive timely elects continued coverage under COBRA, Worx will pay Executive’s COBRA premiums to continue Executive’s coverage (including coverage for Executive’s eligible dependents, if applicable) (“COBRA Premiums”) through the period starting on the End Date and ending six (6) months after the End Date (the “COBRA Premium Period”); provided, however, that Worx’s provision of such COBRA Premium benefits will immediately cease if during the COBRA Premium Period Executive becomes eligible for group health insurance coverage through a new employer or Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event Executive becomes covered under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Premium Period, Executive must immediately notify Worx of such event.

3.                  No Further Obligations. Other than as expressly set forth in this Agreement, each Party admits and concedes that the other Party does not have any further, continuing, other, or outstanding obligation (contractual, statutory or otherwise) to the other Party relating to Executive’s employment with and/or separation from Worx, including, without limitation, the payment of any wages or additional compensation.

4.                  Indemnification. Executive will retain all of his existing rights to indemnification and director and officer insurance coverage following the End Date under the Certificate of Incorporation and the Bylaws of Worx, including advancement or payments of Executive’s expenses (including his attorney’s fees) in connection therewith.

5.                  Mutual Release of All Claims.

(a)               Executive Released Claims. The Executive, on behalf of the Executive and anyone claiming through the Executive, hereby fully and completely releases, acquits and forever discharges Worx, its affiliates and related entities, and each of their respective current and former employees, officers, directors, stockholders, agents, employees, insurers, attorneys, joint venture partners, transferees, successors and assigns (each a “Worx Released Party” and collectively, the “Worx Released Parties”), collectively, separately, and severally, of and from any and all claims, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, including those that arise out of or relate to the Executive’s employment or termination of employment with Worx, that the Executive has had, now has, or may have against the Worx Released Parties (or any of them) at any time up to and including the date the Executive executes this Agreement, with the exception of the claims set forth in Section 5(c) below (the claims released in this Agreement are collectively referred to as the “Worx Released Claims”). The Worx Released Claims include all claims arising under any federal, state or local statute or ordinance, constitutional provision, public policy or common law, including Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act (with respect to unvested benefits), COBRA, the Americans with Disabilities Act, the Family and Medical Leave Act, the Colorado Equal Pay for Equal Work Act, the Colorado Employment Opportunity Act, all as amended; all claims arising under discrimination laws, whistleblower laws and laws relating to violation of public policy, retaliation, or interference with legal rights; all claims for compensation of any type whatsoever, including claims for wages, bonuses, commissions, equity, vacation, sick leave, PTO and severance; all claims arising under tort, contract and/or quasi- contract law, including all claims arising under the Employment Agreement; and all claims for monetary or equitable relief, including attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical expenses, costs and disbursements. The Executive hereby waives any right to seek or recover any individual relief (including any money damages, reinstatement, or other relief) in connection with any of the Worx Released Claims through any charge, complaint, lawsuit, or other proceeding, whether commenced or maintained by the Executive or by any other person or entity, with the exception of any right to seek an award pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. In addition, and without limiting the foregoing, Executive admits and acknowledges that, solely with respect to the foregoing release, Executive is waiving (and will forever affirm that Executive has waived) any right of recovery, in law or equity, that Executive may have against any Worx Released Party (including, without limitation, actual, liquidated, compensatory or punitive damages, equitable relief, attorneys’ fees or otherwise), in connection with any legal proceeding (judicial, administrative, arbitral or otherwise) including without limitation, any such proceeding commenced or maintained by any governmental agency or other third party.

(b)               Worx Released Claims. Worx hereby irrevocably and unconditionally releases, acquits and forever discharges Executive from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, that Worx now has, or has ever had, or ever shall have, against Executive, by reason of any and all acts, omissions, events, circumstances or facts existing or occurring through the date this Agreement is executed by Worx that directly or indirectly arise out of, relate to, or are connected with, the Executive’s services to, or employment by Worx, with the exception of the claims set forth in Section 5(c) below (the claims released in this Agreement are collectively referred to as the “Executive Released Claims”).

(c)               Certain Exclusions. The Worx Released Claims and the Executive Released Claims do not include (a) any claims for vested benefits to which the Executive is entitled upon the termination of the Executive’s employment in accordance with the terms of the applicable employer-sponsored or administered group employee welfare benefit or 401(k) plan; (b) any claims related to acts, omissions or events occurring after the date this Agreement is signed by the Executive or Worx; and (c) any claims that cannot legally be waived by private agreement.

(d)               Release of Unknown Claims. It is the intention of Executive and Worx that this Agreement serve as a general release which shall be effective as a bar to each and every claim, demand, or cause of action it releases. Each Party recognizes that it may have some claim, demand, or cause of action against the other Party of which such Party is totally unaware and unsuspecting which such Party is giving up by execution of this Agreement and the general release contained herein. It is the intention of the Parties in executing this Agreement that it will deprive such Party of each such claim, demand or cause of action and prevent such Party from asserting such claim against the other Party. The Executive and Worx expressly waive and relinquish all rights and benefits afforded by California Civil Code Section 1542 and do so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

6.                  Review and Revocation. Executive understands that by signing this Agreement, Executive is waiving rights or claims that Executive may have against any of the Worx Released Parties, including for example, claims that any Worx Released Party violated the Age Discrimination in Employment Act, 29 U.S.C. §§ 626, et seq., by discriminating against Executive on account of Executive’s age. By this writing, Executive is advised to consult with an attorney prior to signing this Agreement. The release in Section 5(a) does not include claims arising from acts or conduct occurring after the date that Executive signs the Agreement. Executive has had the opportunity to review and consider this Agreement for a period twenty-one (21) days, and Executive’s decision to sign was made freely and voluntarily and without duress or coercion by any person. This Agreement, when signed by the Parties, will become effective on the eighth day following the date that Executive signs it (the “Effective Date”). Executive may at any time prior to the Effective Date revoke Executive’s acceptance of this Agreement by giving notice in writing of such revocation to Worx at the address and in accordance with the notice provisions set forth in Section 10 of the Employment Agreement (attn: CEO). In the event that Executive revokes the Agreement prior to the Effective Date, this Agreement will be deemed null and void.

7.                  Non-Disclosure of Confidential Information; Trading Acknowledgment.

(a)               Non-Disclosure of Confidential Information. During employment with Worx, Executive was given access to the confidential and proprietary information of Worx (“Confidential Information”). Executive will not disclose or use such confidential or proprietary information for the benefit of Executive or any person or entity other than Worx. Executive understands that, without limiting any other remedies, Worx may seek from a court of competent jurisdiction an injunction to prohibit such unauthorized use or disclosure. Notwithstanding any provision of this Agreement (or any other agreement imposing post-employment confidentiality obligations on Executive) that prohibits the disclosure of trade secrets or confidential information, Executive understands that he may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, if Executive files a lawsuit or other court proceeding against any of Worx for retaliating against him for reporting a suspected violation of law, Executive may disclose the trade secret or confidential information to the attorney representing Executive and use the trade secret or confidential information in the court proceeding, if Executive files any document containing the trade secret or confidential information under seal and does not disclose the trade secret or confidential information, except pursuant to court order.  Notwithstanding the foregoing, Executive acknowledges and agrees that nothing in this Agreement shall limit, curtail or diminish any of Worx’ statutory rights under the Defend Trade Secrets Act, any applicable state law regarding trade secrets, or common law. Notwithstanding the foregoing Confidential Information shall not be deemed to include any information that becomes generally available to the public other than as a result of any unauthorized disclosure by the Executive, or that becomes available to the Executive on a nonconfidential basis from a source other than Worx (or any Worx Released Party) where such disclosing Person is not bound by a duty of confidentiality, or other contractual, legal or fiduciary obligation, to Worx.

(b)               Trading Acknowledgment. Executive acknowledges that he is in possession of material, nonpublic information regarding Worx, and that applicable securities laws require that he refrain from trading in securities of Worx, including the Restricted Shares to be delivered to Executive hereunder, while he is in possession of such material, nonpublic information. Worx covenants that it will not disclose any material, nonpublic information to Executive after the End Date that will not be disclosed by Worx on its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019.

8.                  Return of Worx Property. In accordance with the Employment Agreement, by the End Date, or upon request of Worx, Executive shall return to Worx any Worx property in Executive’s possession, custody, or control.

9.                  Non-Disparagement. Executive will not (i) make any statements or take any actions that in any way disparage or could harm the reputation and/or goodwill of, Worx or any other or any other Worx Released Parties, or (ii) in any way, directly or indirectly, cause or encourage the making of such statements or the taking of such action by anyone else. The Worx Released Parties and their respective executives, officers, consultants, lenders and directors will not (i) make any statements or take any actions that in any way disparage or could harm the reputation and/or goodwill of Executive, or (ii) in any way, directly or indirectly, cause or encourage the making of such statements or the taking of such action by anyone else. Worx covenants that it will file an 8-K within two (2) days of the Effective Date announcing that Worx and the Executive have amicably agreed to terminate their employment arrangement and attaching this Agreement as exhibit.

10.              Cooperation. In addition to, and without limiting the Transition Assistance required under Section 1 above, Executive will continue to make himself reasonably available to assist Worx in an orderly transition of his duties. In connection with any internal investigation or participation of Worx or any of its affiliated entities in any current or future litigation or governmental investigation or proceeding that relates to events which occurred during Executive’s employment or about which Executive has information, Executive agrees to cooperate fully and devote such time as may be reasonably required in the preparation, prosecution or defense of the case or inquiry, including but not limited to, the execution of truthful declarations or providing information and/or documents requested by Worx all at the sole expense of Worx.

11.              Acknowledgements.

(a)               This Agreement is not intended to be, and shall not be construed as, any admission that Executive, Worx or any Worx Released Party has violated any law or committed any wrongdoing whatsoever.

(b)               Per the Employment Agreement and subject to Worx policies relating to the reimbursement of expenses, Worx will reimburse Executive for any outstanding expenses that were incurred by Executive in connection with the performance of his duties prior to the End Date. Worx will pay to Executive wages in satisfaction of any accrued and unused paid vacation time through the End Date during the Company’s next payroll cycle but no later than October 31, 2019.

(c)               This Agreement, including the terms, facts, circumstances, statements, negotiations, and documents relating hereto, shall not be admissible or submitted as evidence in any litigation in any forum for any purpose other than to secure enforcement of the terms and conditions of this Agreement or to defend against a claim relating to this Agreement.

(d)               Except as is otherwise provided herein, this Agreement contains the entire understanding between Executive and Worx concerning Executive’s termination and supersedes all prior agreements and understandings (written or oral) relating to the subject matter hereof. Neither party is relying on, or may rely upon, any prior or contemporaneous statements or representations, whether verbal or written, not expressly set forth in this Agreement. This Agreement may not be amended, supplemented, or modified in any manner, except in writing signed by Executive and an authorized representative of Worx. This Agreement constitutes the duly authorized, valid and binding agreement of each Party enforceable against such Party in accordance with its terms.

(e)               Executive acknowledges that the Non-Competition and Non-Solicitation covenants contained in Exhibit A to the Employment Agreement will survive the termination of Executive’s employment thereunder.

(f)                Nothing in this Agreement will (or should be construed to): (i) interfere with Executive’s right and responsibility to give truthful testimony under oath; (ii) restrict Executive’s ability to communicate information regarding wages or terms and conditions of his employment with Worx; (iii) prohibit Executive from disclosing the information contained in this Agreement to the Equal Employment Opportunity Commission (“EEOC”) or any state agency responsible for enforcing anti-discrimination laws; or (iv) preclude Executive from participating in an investigation, filing a charge, or otherwise communicating with the EEOC or any other fair employment agency, but, in connection with any such charge or proceeding, Executive will have no personal right to any monetary recovery of any kind.

(g)               Should any provision in this Agreement or any provision of any agreement incorporated or referenced herein be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected, and the illegal or invalid part, term, or provision shall not be a part of this Agreement. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered to be a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement

(h)               This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. No action arising out of, or relating to, this Agreement, or Executive’s employment with or separation from Worx, shall be brought and maintained in any forum other than in the State or Federal Courts of New York located in New York County, New York, and each party expressly consents, and waives any objection, to the jurisdiction and venue of such courts in connection with any such action, regardless of the convenience of such forum. In addition: TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT NEITHER PARTY WILL ASSERT ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF, OR RELATIONSHIP BETWEEN, THE PARTIES HEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER UNDER ANY STATUTE OR IN TORT OR CONTRACT, OR OTHERWISE. Any party may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the parties to the waiver of the right to trial by jury.

This Agreement is personal to Executive, and he will not assign this Agreement or any of his rights or obligations hereunder to any other person. Worx may, without Executive’s consent, assign this Agreement, including all rights hereunder, to any Worx affiliate or any successor to Worx’ business.

This Agreement inures to the benefit of and binds (i) Worx, each of their respective parents, subsidiaries, and affiliated entities, and their respective successors and assigns, and, for all such entities, each of their employees, agents, directors, officers, servants, representatives, attorneys, partners, joint venturers, shareholders, members, and all persons or entities acting in concert with them, and (ii) Executive and his estate, heirs, and representatives, and his and their successors and assigns. Each of Worx may, without Executive’s consent, assign this Agreement to any affiliate or any successor to its respective business.

BY SIGNING THIS AGREEMENT, EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS BEEN GIVEN TWENTY-ONE (21) DAYS TO CONSIDER ITS TERMS; THAT EXECUTIVE HAS CAREFULLY READ AND UNDERSTANDS ALL OF ITS TERMS, WHICH INCLUDE THE WAIVER OF IMPORTANT RIGHTS; THAT EXECUTIVE AGREES TO ITS TERMS; THAT EXECUTIVE HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING AND DID SO TO THE EXTENT EXECUTIVE DEEMED APPROPRIATE; AND THAT EXECUTIVE IS SIGNING IT VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

(Signature page to Settlement Agreement And Mutual Release follows)

(Signature page to Settlement Agreement And Mutual Release)

ACCEPTED AND AGREED BY:

John Price (“Executive”)

/S/ John Price

Date: October 25, 2019

ACCEPTED AND AGREED BY:

SCWorx Corp.

By:	/s/ Marc S. Schessel
Name: Marc S. Schessel
Title: Chief Executive Officer
Date: October 25, 2019